SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                       April 6, 2001 (April 5, 2001)
              ------------------------------------------------
              Date of report (Date of earliest event reported)



                            Apco Argentina Inc.
           ------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)



   Cayman Islands                  0-8933                    (98-0199453)
   --------------            ---------------------      ------------------
     (State of               (Commission File No.)        (IRS Employer
    Incorporation)                                      Identification No.)


                               P.O. Box 2400
                           Tulsa, Oklahoma 74102
                          Telephone: (918)573-2164
        ------------------------------------------------------------
                  (Address of Principal Executive Offices)



Item 5.     Other Events.

            On April 5, 2001, Apco Argentina Inc., a Cayman Islands corporation (the "Company"), Apco Delaware, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company ("Merger Subsidiary"), and Globex Energy, Inc., a Delaware corporation ("Globex"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into Globex, with Globex being the surviving corporation of such merger (the "Merger"), and as a result of the Merger, Globex will become a wholly-owned subsidiary of the Company. At the Effective Time (as defined in the Merger Agreement), (i) each issued and outstanding share of common stock, no par value, of Globex (the "Globex Common Stock") will be converted into the right to receive 1.896 ordinary shares, $.01 par value, of the Company (the "Company Ordinary Shares") and
(ii) each issued and outstanding share of Class A preferred stock, no par value, of Globex (the "Globex Preferred Stock") will be converted into the right to receive 3,864.154 Company Ordinary Shares. In connection with the Merger, the Company shall change its name to Globex Energy, Inc.

            In connection with the execution of the Merger Agreement, the Company, Williams Global Energy (Cayman) Limited, a Delaware corporation and an owner of approximately 68.96% of the Company's outstanding ordinary shares prior to the Merger("Williams"), and certain shareholders of Globex (the "Globex Group") will enter into a shareholders agreement (the "Shareholders Agreement") pursuant to which (i) the Board of Directors of the combined company will be increased to nine and divided into three staggered classes and (ii) Williams and the Globex Group will receive registration rights with respect to their shares of the Company.

            On April 5, 2001, Globex and Williams entered into a Voting and Lock-up Agreement (the "Williams Voting Agreement") pursuant to which Williams agreed to vote its Company Ordinary Shares in favor of the issuance of shares in the Merger and the approval of amendments to Apco's Articles of Association and Memorandum of Association and against any alternative transaction or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction.

            On April 5, 2001, the Company and certain stockholders of Globex entered into a Voting and Lock-up Agreement (the "Globex Voting Agreement") pursuant to which the Globex stockholders agreed to vote their shares of Globex common stock or preferred stock in favor of approval of the Merger Agreement and the Merger and against any alternative transaction or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction.

            A copy of the Merger Agreement is attached hereto as Exhibit 2.1, a copy of the form of the Shareholders Agreement is attached hereto as
Exhibit 4.1, a copy of the Williams Voting and Lock-up Agreement is attached hereto as Exhibit 9.1, a copy of the Globex Voting and Lock-up Agreement is attached hereto as Exhibit 9.2. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing the transactions relating to the Merger Agreement was issued on April 5, 2001, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits.


      (c)   Exhibits


            2.1 Agreement and Plan of Merger, dated as of April 5, 2001, by and among Apco
                              Argentina Inc., Apco Delaware, Inc., and
                              Globex Energy, Inc.

            4.1 Form of Shareholders Agreement, by and among Apco Argentina Inc., Williams Global Energy (Cayman) Limited, and certain shareholders of Globex Energy, Inc.

            9.1 Voting and Lock-up Agreement, dated as of April 5, 2001, by and between Williams Global Energy (Cayman) Limited and Globex Energy, Inc.

            9.2 Voting and Lock-up Agreement, dated as of April 5, 2001, by and between Apco Argentina Inc. and Globex Energy, Inc.

            99.1 Apco Argentina Inc. and Globex Energy, Inc. Joint Press Release, dated April 5, 2001.



                                 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 6, 2001


                            APCO ARGENTINA INC.

                            By: /s/ Shawna L. Gehres
                               ----------------------------------
                               Name: Shawna L. Gehres
                               Title: Secretary



                               EXHIBIT INDEX


Exhibit No.                   Description

2.1                           Agreement and Plan of Merger, dated as
                              of April 5, 2001, by and among Apco
                              Argentina Inc., Apco Delaware, Inc.,
                              and Globex Energy, Inc.

4.1 Form of Shareholders Agreement, by and among Apco Argentina Inc., Williams Global Energy (Cayman) Limited, and certain shareholders of Globex Energy, Inc.

9.1 Voting and Lock-up Agreement, dated as of April 5, 2001, by and between Williams Global Energy (Cayman)
                              Limited and Globex Energy, Inc.

9.2                           Voting and Lock-up Agreement, dated as
                              of April 5, 2001, between Apco
                              Argentina Inc. and Globex Energy, Inc.

99.1 Apco Argentina Inc. and Globex Energy, Inc. Joint Press Release, dated April 5, 2001.